UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 24, 2005

Commission file number 1-13163

YUM! BRANDS, INC.
(Exact name of registrant as specified in its charter)

North Carolina	13-3951308

(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

1441 Gardiner Lane, Louisville, Kentucky                40213
(Address of principal executive offices)                 (Zip Code)

Registrant’s telephone number, including area code:       (502) 874-8300

Former name or former address, if changed since last report:   N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Section 8 - Other Events

Item 8.01 Other Events
On March 24, 2005 YUM! Brands, Inc. issued a press release reporting Period 3 and First-Quarter sales for its portfolio of International, China and U.S. businesses. The Company also noted it expects First-Quarter earnings per share in a range of $0.51 to $0.52.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits
(c) Exhibits
99.1 Press Release dated March 24, 2005 from YUM! Brands, Inc.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUM! BRANDS, INC. (Registrant)

Date: March 24, 2005	/s/ Gregory N.Moore Senior Vice President and Controller (Principal Accounting Officer)

Yum! Brands Inc. Reports Estimated First-Quarter Sales for Its International, China and U.S. businesses

  Expects Q1 EPS in a Range of $0.51 to $0.52, or +9% to +11% Growth

Louisville, Ky. - March 24, 2005 - Yum! Brands Inc. (NYSE: YUM) today reported estimated first-quarter sales: International Division system-sales increased 7% prior to foreign currency conversion or 11% after conversion to U.S. dollars; system sales for its China Division increased 26% versus last year, and U.S. blended same-store sales at company restaurants increased 4%.

The company now expects Q1 EPS in a range of $0.51 to $0.52, as strong sales results will likely be offset by a higher than previously forecasted quarterly tax rate and higher U.S. commodity costs.

International Division System-Sales Growth (Estimated)

	2005 Reported (U.S. $)	2005 Local Currency	2004 Local Currency

Period 3	+10%	+7%	+8%
Quarter 1	+11%	+7%	+5%

Note: These results exclude the China Division.

The company’s annual target growth rate for International Division system sales is at least +5% prior to foreign currency conversion.

China Division System-Sales Growth (Estimated)

	2005 Reported (U.S. $)	2005 Local Currency	2004 Local Currency

Period 3	+65%	+65%	(4)%
Quarter 1	+26%	+26%	+17%

Note: The China Division includes Mainland China, Thailand, and KFC Taiwan. For the purpose of this sales release, like calendar months have been compared.

For Period 3 2005, system-sales results reflect the benefit of the Chinese New Year holiday. In 2004, the Chinese New Year occurred in Period 2. The company’s annual target growth rate for China Division system sales is at least +22% prior to foreign currency conversion.

KFC China recently experienced a seasoning supplier issue with an ingredient included in a limited number of products that necessitated temporarily withdrawing these products from that market. We have resolved this isolated supplier issue, have returned to selling these products and will continue to vigorously monitor the suppliers to ensure product quality. Based on currently available information, the company believes the adverse publicity and resulting negative sales impact associated with this event will be short term and will not have a material impact on our prior full-year guidance expectation of at least 10% EPS growth.

March sales for the China Division will be reported with the company’s Period 4 sales results Wednesday, April 20, 2005.

U.S. Company Same-Store-Sales Growth (Estimated)

	2005 Period 3	2004 Period 3	2005 Q1	2004 Q1

U.S. BLENDED	+5%	+4%	+4%	+3%
Taco Bell	+6%	+9%	+5%	+6%
Pizza Hut	+1%	+6%	+3%	+6%
KFC	+10%	(5)%	+4%	(2)%

Period 4 Sales Release

Sales results for Period 4 (the four-week period ending April 16, 2005, for the U.S. businesses) will be released Thursday, April 20, 2005, with first-quarter earnings.

International Division includes all operations outside the U.S., with the exception of those reported in the China Division. Currently, the International Division includes more than 11,000 system restaurants in 100 countries and territories. The International Division’s period close remains one period earlier than the company’s period-end date to facilitate consolidated reporting. Please refer to the reporting calendar posted on Yum! Brands’ Web site at the following URL: http://investors.yum.com/ireye/ir_site.zhtml?ticker=YUM&script=1000.

China Division includes Mainland China, Thailand, and KFC Taiwan. Based on restaurant counts at the end of 2004, the China Division includes 1,416 restaurants in Mainland China, 358 restaurants in Thailand, and 131 KFC restaurants in Taiwan.

For 2005, we have moved forward Mainland China’s business reporting calendar to more closely align the timing of reporting its results of operations with our U.S. business.

For purposes of this sales release, we have compared calendar months included in China Division’s current reporting calendar with those same months last year.

System-sales growth includes total sales from all restaurants regardless of ownership, including company-owned, franchise, license, and unconsolidated affiliate (joint-venture) restaurants. Sales of franchise, unconsolidated affiliate (joint-venture) and license restaurants generate franchise and license fees for the company (typically at a rate of 4% to 6% of sales). Franchise, unconsolidated affiliate (joint-venture) and license restaurant sales are not included in the company sales we present on our Consolidated Statements of Income in accordance with U.S. GAAP; however, the fees are included in the company’s revenues. We believe system-sales growth is useful to investors as a significant indicator of our company’s market share relative to competitors and the overall strength of our brands in the market place.

U.S. same-store sales include only company restaurants that have been open one year or more. U.S. blended same-store sales include KFC, Pizza Hut, and Taco Bell company-owned restaurants only. U.S. same-store sales for Long John Silver’s and A&W restaurants are not included. U.S. systemwide same-store-sales results are reported quarterly within the company’s earnings release and include only KFC, Pizza Hut and Taco Bell restaurants.

2005 Period 3 End Dates

International Division	2/21/2005
China Division	2/28/2005
U.S. Business	3/19/2005

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include those identified by such words as may, will, expect, project, anticipate, believe, plan and other similar terminology. These “forward-looking” statements reflect management’s current expectations regarding future events and operating and financial performance and are based on currently available data. However, actual results are subject to future events and uncertainties, which could cause actual results to differ from those projected in this announcement. Factors that can cause actual results to differ materially include changes in global and local business, economic and political conditions in the countries and territories where Yum! Brands operates, including the effects of war and terrorist activities; changes in currency exchange and interest rates; changes in commodity, labor and other operating costs; changes in competition in the food industry, consumer preferences, spending patterns and demographic trends; the impact that any widespread illness or general health concern may have on our business and the economy of the countries in which we operate; the effectiveness of our operating initiatives and advertising and promotional efforts; new-product and concept development by Yum! Brands and other food-industry competitors; the success of our refranchising strategy; the ongoing business viability of our franchise and license operators; our ability to secure alternative distribution to our restaurants at competitive rates and to ensure adequate supplies of restaurant products and equipment in our stores; publicity that may impact our business and/or industry; severe weather conditions; effects and outcomes of legal claims involving the company; changes in effective tax rates; our actuarially determined casualty loss estimates; changes in legislation and governmental regulations; and changes in accounting policies and practices. Further information about factors that could affect Yum! Brands’ financial and other results are included in the company’s Forms 10-Q and 10-K, filed with the Securities and Exchange Commission.

Yum! Brands Inc., based in Louisville, Kentucky, is the world’s largest restaurant company in terms of system restaurants with more than 33,000 restaurants in more than 100 countries and territories. Four of the company’s restaurant brands - KFC, Pizza Hut, Taco Bell and Long John Silver’s - are the global leaders of the chicken, pizza, Mexican-style food and quick-service seafood categories respectively. Yum! Brands is the worldwide leader in multibranding, which offers consumers more choice and convenience at one restaurant location from a combination of KFC, Taco Bell, Pizza Hut, A&W or Long John Silver’s brands. The company and its franchisees today operate over 2,800 multibrand restaurants. Outside the United States in 2004, the Yum! Brands’ system opened about three new restaurants each day of the year, making it one of the fastest growing retailers in the world. For the past two years, the company has been recognized in Fortune Magazine’s top 50 “Best Companies for Minorities,” claiming the number-one spot for “managerial diversity.”